EXECUTION VERSION

WAIVER AGREEMENT WITH RESPECT TO STOCKHOLDER’S AGREEMENT

This Waiver Agreement with respect to Stockholder’s Agreement (this “Waiver Agreement”), dated April 4, 2024, is by and among Excelerate Energy, Inc., a Delaware corporation (the “Company”), Excelerate Energy Limited Partnership, a Delaware limited partnership (the “Partnership”), and Excelerate Energy Holdings, LLC, a Delaware limited liability company (together with its Permitted Transferees who are assignees pursuant to Section 4.9 of the Stockholder’s Agreement, the “Kaiser Investor”) (each a “Party” and collectively, the “Parties”).

RECITALS

WHEREAS, on April 18, 2022, the Parties entered into that certain Stockholder’s Agreement, which was subsequently amended by the Parties through Amendment No. 1 thereto, dated August 9, 2023 (as so amended, and as may be amended from time to time, the “Stockholder’s Agreement”);

WHEREAS, Section 2.1 of the Stockholders Agreement provides (subject to certain ownership thresholds) the Kaiser Investor with certain rights regarding Board Designees (all obligations of the Board or the Company pursuant to Section 2.1 other than those set out in Subsection (j) (regarding Observers), Subsection (k) (regarding confidentiality) and Subsection (l) (regarding exculpation, indemnification, advancement, and reimbursement), collectively, the “Board and Committee Composition Rights”);

WHEREAS, the Board and Committee Composition Rights are generally qualified by reference to fiduciary duties under Delaware law (including through the definition of Necessary Action);

WHEREAS, the Stockholders Agreement further provides that, if the Kaiser Investor shall cease to have the right to designate one or more director(s) pursuant to the Stockholders Agreement, the Director Designee(s) selected by the Kaiser Investor shall, at the request of a majority of the directors then in office or the Chairman of the Board (or the Chairman of the Nominating and Governance Committee in connection with the removal of the Chairman of the Board) resign immediately (“Company Resignation Right”), or the Kaiser Investor shall take all action necessary to remove such Director Designee(s) (“Kaiser Removal Obligation”);

WHEREAS, the Stockholders Agreement further provides (subject to certain ownership thresholds) that the Company will not, and will take all Necessary Action to cause its subsidiaries not to, take certain actions without the prior written consent of the Kaiser Investor (“Kaiser Consent Rights”);

WHEREAS, in an opinion captioned West Palm Beach Firefighters’ Pension Fund v. Moelis & Company (“Moelis”), the Court of Chancery of the State of Delaware declared invalid certain rights that are similar to some of the Board and Committee Composition Rights and to the Kaiser Consent Rights;

WHEREAS, the Stockholders Agreement provides that (i) if any provision of the Stockholders Agreement is found to be invalid or unenforceable in any jurisdiction, a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and

EXECUTION VERSION

enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) each Party will take such further actions as may be reasonably requested from time to time by the other Parties to give effect to and carry out the transactions contemplated therein (the “Severability and Further Assurances Provisions”);

WHEREAS, the Stockholders Agreement provides that any provision thereof may be waived in a writing signed by each of the parties against whom the waiver is to be effective; and

WHEREAS, in light of Moelis and the Severability and Further Assurances Provisions, the Parties have determined to enter into this Waiver Agreement.

NOW THEREFORE, for and in consideration of the mutual consideration and covenants contained herein and other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound agree as follows:

1.
Definitions. Initially capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Stockholder’s Agreement.
2.
Confirmation – Board and Committee Composition Rights. The Kaiser Investor hereby confirms that the Board and Committee Composition Rights are subject to the fiduciary duties of the directors so that the Board and the Company need only comply with the Board and Committee Composition Rights to the extent doing so is consistent with the fiduciary duties that the Company’s directors have in such capacity, and the Kaiser Investor hereby waives any Board and Committee Composition Rights to the extent (and solely to the extent), necessary to reflect this confirmation.
3.
Waiver – Kaiser Consent Rights. The Kaiser Investor hereby waives the Kaiser Consent Rights.
4.
Waiver – Company Resignation Right. The Company hereby waives the Company Resignation Right to the extent (and solely to the extent) the Company Resignation Right requires a Director Designee to resign and such Director Designee determines in good faith that doing so is inconsistent with his or her fiduciary duties; provided, for the avoidance of doubt, the Company is not waiving the Kaiser Removal Obligation.
5.
Termination. Each of the waivers in Section 2, Section 3 and Section 4 hereof shall terminate, and be of no further force and effect, upon the occurrence of either a final judicial decision from which there is no further right of appeal, which decision need not be issued in a litigation involving the Company, or the enactment of a law of the State of Delaware (in either case a “Final Legal Determination”) that, in either case, the Parties mutually agree in good faith results in the obligations waived in Section 2, Section 3 or Section 4, as applicable, being, or confirms that the obligations waived in Section 2, Section 3 or Section 4, as applicable, are, enforceable absent such waiver (a “Termination Effect”).
6.
Termination Effect. Without limitation of the Severability and Further Assurances Provisions, if a Final Legal Determination requires approval of the Board of Directors or stockholders to have a Termination Effect, then the Company and the Board shall take all Necessary Action to obtain such approval.

EXECUTION VERSION

7.
Permitted Transferee. The Kaiser Investor hereby agrees that it shall not assign, in whole or in part, any of its rights or obligations under the Stockholder’s Agreement to a Permitted Transferee unless (i) such assignment otherwise complies with Section 4.9 of the Stockholder’s Agreement and (ii) such Permitted Transferee agrees in writing to be bound by this Waiver Agreement.
8.
Effect of Waiver Agreement. This Waiver Agreement shall form a part of the Stockholder’s Agreement for all purposes, and each Party shall be bound hereby. Any reference to the Stockholder’s Agreement shall be deemed a reference to the Stockholder’s Agreement as waived hereby. In the event of any conflict or inconsistency between the Stockholder’s Agreement and this Waiver Agreement, this Waiver Agreement shall prevail and control. This Waiver Agreement shall be deemed to be in full force and effect from and after the date hereof.
9.
Governing Law. THIS WAIVER AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF).
10.
Entire Agreement. This Waiver Agreement constitutes the entire agreement and supersedes all other prior agreements, both written and oral, among the parties hereto with respect to the subject matter hereof; provided, that, except as waived hereby, each term and condition of the Stockholder’s Agreement shall continue in full force and effect. This Waiver Agreement is not intended to confer upon any Person, other than the parties hereto, any rights or remedies hereunder.
11.
Counterparts. This Waiver Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which, taken together, will be considered one and the same agreement.

[Signature Page Follows]

EXECUTION VERSION

IN WITNESS WHEREOF, the Parties hereto have executed this Waiver Agreement as of the date first written above.

COMPANY

Excelerate Energy, Inc.

By: /s/ Alisa Newman Hood

Name: Alisa Newman Hood

Title: Executive Vice President and General Counsel

PARTNERSHIP

Excelerate Energy Limited Partnership
By: Excelerate Energy, Inc., its general partner

By: /s/ Alisa Newman Hood

Name: Alisa Newman Hood

Title: Executive Vice President and General Counsel

KAISER INVESTOR

Excelerate Energy Holdings, LLC
By: Kaiser-Francis Management Company LLC, Inc., its manager

By: /s/ Don P. Millican

Name: Don P. Millican

Title: President